As filed with the Securities and Exchange Commission on May 9, 2000

                       Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            BLACK HILLS HOLDING CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)
 -------------------------- ----------------------- ---------------------------

   South Dakota                      4911                       46-0458824
 -------------------------- ----------------------- ---------------------------
 -------------------------- ----------------------- ---------------------------
                                    (Primary
(State or Other Jurisdiction  Standard Industrial      (I.R.S. Employer
   of Incorporation or           Classification         Identification
      Organization)               Code Number)              Number)
 -------------------------- ----------------------- ---------------------------
                                625 Ninth Street
                                 P.O. Box 1400
                           Rapid City, South Dakota 57709
                                 (605) 721-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)


                                ROXANN R. BASHAM
        Vice President - Finance and Corporate Secretary and Treasurer
                                625 Ninth Street
                                 P.O. Box 1400
                         Rapid City, South Dakota 57709
                                (605) 721-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)


                                  With copies to:
--------------------------------------- ---------------------------------------

       JOHN K. NOONEY, ESQUIRE                HOWARD L. MEYERS, ESQUIRE
  Morrill Thomas Nooney & Braun LLP          Morgan, Lewis & Bockius LLP
    625 Ninth Street, Eighth Floor                1701 Market Street
             P.O. Box 8108                 Philadelphia, Pennsylvania 19103
  Rapid City, South Dakota 57709-8108              ( 215) 963-5000
            (605) 348-7516
--------------------------------------- ---------------------------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the share exchange between the common shareholders of Black Hills Corporation and Black Hills Holding Corporation pursuant to the Plan of Exchange described in the Proxy Statement/Prospectus contained herein have been satisfied or waived.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering: [ ]

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title Of Each                                      Proposed          Proposed
  Class Of                                       Maximum Aggre-   Maximum Amount
Securities To   Amount To Be   Offering Price    gate Offering     Of Registra-
Be Registered    Registered      Per Share          Price            tion Fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Stock,    21,800,000    [$22.65625](1)  [$493,906,250](1)    $130,391.25
$1.00 par value
--------------------------------------------------------------------------------
    (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of $22.65625 per share, the average high ($23.125) and low ($22.1875) prices of the common stock being exchanged for the securities being registered hereunder, as reported on the New York Stock Exchange for May 4, 2000.

    (2) The registration fee was paid when the original S-4 was filed on May 10, 2000.


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             BLACK HILLS CORPORATION
                                625 Ninth Street
                         Rapid City, South Dakota 57701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 20, 2000

May 8, 2000

Dear Shareholder:

         You are invited to attend our annual meeting of shareholders of Black Hills Corporation to be held on Tuesday, June 20, 2000 at 9:30 a.m. local time, at the Journey Museum, 222 New York Street, Rapid City, South Dakota. The purpose of our annual meeting is to consider and take action on the following:

         1. Formation of a holding company and the exchange of Black Hills Corporation common stock for common stock of the holding company.

         2. Election of three Class II Directors to serve until the annual meeting of shareholders in 2003: Daniel P. Landguth, John R. Howard and David C. Ebertz.

         3. Ratification of Arthur Andersen LLP to serve as Black Hills Corporation's independent auditors for the year 2000.

         4. Any other business that properly comes before the annual meeting.

         The enclosed proxy statement and prospectus discuss the important matters to be considered at this year's meeting. Our shareholders of record as of May 1, 2000 can vote at the annual meeting.

         Your vote is very important. Please sign, date and return the enclosed proxy card in the envelope provided. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please execute and return each proxy received. To make sure that your vote is counted, you should allow enough time for the postal service to deliver your proxy before the meeting.

                                            Sincerely,

                                            ROXANN R. BASHAM
                                            Vice President - Finance
                                              and Corporate Secretary/Treasurer

                             BLACK HILLS CORPORATION

                                625 Ninth Street
                         Rapid City, South Dakota 57701

                                 PROXY STATEMENT

         A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Tuesday, June 20, 2000, and at any adjournment of the annual meeting.

         The enclosed form of proxy, when executed and returned, will be voted as set forth therein. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

         All shares represented by valid, unrevoked proxies will be voted at our annual meeting. Shares voted as abstentions on any matter, or as "withhold authority" as to votes for members of our Board of Directors, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will be counted as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

         We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. Georgeson Shareholder Communications, Inc. has been retained to assist in the solicitation of proxies at an anticipated cost of $4,000 plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

         This proxy statement and the accompanying form of proxy are to be first mailed on or about May 8, 2000. Our annual report to shareholders was previously mailed to shareholders.


                       VOTING RIGHTS AND PRINCIPAL HOLDERS

         Only our shareholders of record at the close of business on May 1, 2000, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 21,390,949 shares of our common stock.

         Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of our Board of Directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

         We are not aware of any person or group who is the beneficial owner of more than five percent of our common stock.

                                TABLE OF CONTENTS


COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS.........1


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS...............................5


ITEM I:
 PROPOSAL TO APPROVE THE FORMATION OF A HOLDING COMPANY AND PLAN OF EXCHANGE..6
         Formation of a Holding Company.......................................6
         Risk Factors.........................................................6
         Where You Can Find More Information..................................7
         Reasons for Formation of a Holding Company...........................8
         Companies Subject to Share Exchange..................................8
         Termination or Amendment of Plan of Exchange........................10
         Conditions to Share Exchange........................................11
         Dissenters Rights...................................................11
         No Exchange of Stock Certificates...................................11
         Dividend Reinvestment and Stock Purchase Plan.......................12
         Employee Stock Purchase Plan........................................12
         Benefit Plans.......................................................13
         Listing of Common Stock of the Holding Company......................15
         Transfer Agent and Registrar........................................15
         Market Value of Our Common Stock....................................15
         Dividend Policy.....................................................15
         Directors and Executive Officers....................................16
         Our Common Stock....................................................17
         Common Stock of the Holding Company.................................17
         Comparison of Holding Company Articles to Our Articles..............18
         Treatment of Our Preferred Stock....................................18
         Treatment of Our Indebtedness.......................................18
         Certain Income Tax Consequences.....................................19
         Exemption from Public Utility Holding Company Act of 1935...........20
         Legal Opinions......................................................21
         Experts...........................................................  21


ITEM II: ELECTION OF DIRECTORS...............................................22
         Security Ownership of Management....................................24
         The Board and Committees............................................25
         Compensation Committee Interlocks and Insider Participation.........25
         Directors' Fees.....................................................26
         Executive Compensation..............................................26
         Retirement Plans....................................................29
         Retirement Benefits.................................................31
         Employees'Stock Purchase Plan.......................................31
         Retirement Savings Plan.............................................31
         Severance Agreements................................................32
         Stock Performance Graph.............................................33


ITEM III: APPOINTMENT OF INDEPENDENT AUDITORS................................34


ITEM IV: TRANSACTION OF OTHER BUSINESS.......................................34


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................35

      COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS
---------------------------------------------------------

Q:.......Who is soliciting my proxy?

A:.......The Board of Directors of Black Hills Corporation.
------------------------------------------------------------------------------

Q:.......Where and when is the annual meeting?

A:.......9:30 a.m., Mountain Daylight Time, June 20, 2000 at the Journey Museum,
         222 New York Street, Rapid City, South Dakota.

-------------------------------------------------------------------------------

Q:.......What am I voting on?

A:       *Formation of a holding company and the exchange of our common stock for common stock of the holding company.

         *Election of three Class II Directors: Daniel P. Landguth, John R.
          Howard and David C. Ebertz.

         *Ratification of Arthur Andersen LLP as our independent auditors for
          2000.
------------------------------------------------------------------------------

Q: What factors did the Board of Directors consider in approving the formation of the holding company and share exchange?

A:       *A holding company structure will give us more financial, managerial and organizational flexibility and will allow us to separate our different businesses into regulated and unregulated businesses.

         *Legally  separate  entities,  such  as  subsidiaries  of  the  holding company, will make management of each business more accountable and allow us to better evaluate the success of existing and new businesses.

         *The holding company structure will permit us to take advantage of non-utility business opportunities more quickly, and permit more flexibility in financing non-utility businesses.

         *Legally separate entities will make business segment reporting, required under Securities and Exchange Commission and financial accounting rules, easier.

         *The holding company structure will further separate utility ratepayers from the financial risks of non-utility businesses.

-------------------------------------------------------------------------------

Q:       Who can vote?

A: Holders of our common stock as of the close of business on the record date, May 1, 2000, can vote at our annual meeting. Each share of our common stock gets one vote. Cumulative voting is permitted in the election of directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.
------------------------------------------------------------------------------

Q:       How do I vote?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope. If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other three proposals.

         If you do not mark any sections, your proxy card will be voted:

         o        in favor of the election of the directors named in Proposal 2;
                  and

         o        in favor of Proposals 1 and 3.

         You have the right to revoke your proxy any time before the meeting by:

         o        notifying our secretary in writing; or

         o        in person at the meeting at any time before the proxy is
                  exercised.
------------------------------------------------------------------------------

Q:       Who will count the vote?

A: Representatives of Norwest Bank Minnesota, N.A. will count the votes and serve as judges of the election.
------------------------------------------------------------------------------

Q:       What constitutes a quorum?

A:       As of the record  date,  May 1, 2000,  21,390,949  shares of our common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card, you will be considered as part of the quorum. Proxies marked as abstaining on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of a quorum. Proxies marked as abstaining, however, will not be counted as votes cast on that proposal. Abstaining proxies include proxies containing broker non-votes.
------------------------------------------------------------------------------

Q:       What vote is needed for these proposals to be adopted?

A: More than one-half of shares present either in person or by proxy and entitled to vote at the annual meeting must vote for a proposal in order for it to be adopted. For the election of directors, abstentions and votes "withheld" will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as "votes" cast.
------------------------------------------------------------------------------

Q:       Will shareholders have dissenters' rights?

A: Yes. Under South Dakota law, shareholders are permitted to dissent from the share exchange and to have the fair value of their shares appraised and paid to them in cash. To do this, shareholders must follow prescribed procedures, including filing notices with us and refrain from voting his shares in approval of the share exchange.
------------------------------------------------------------------------------

Q:       What should I do now?

A: You should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the annual meeting.

-------------------------------------------------------------------------------

Q:       Who conducts the proxy solicitation and how much will it cost?

A: We are asking for your proxy for the annual meeting and will pay all the cost of asking for shareholder proxies. We have hired Georgesan Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgesan Shareholder Communications, Inc.'s fee for these services is anticipated to be $4,000, plus out-of-pocket expenses. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and regular employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.
------------------------------------------------------------------------------

Q:       Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote in one of three ways at any time before your proxy is used. First, you can revoke your proxy by written notice. Second, you can send a later dated proxy changing your vote. Third, you can attend the meeting and vote in person.
-----------------------------------------------------------------------------

Q:       How will my shares be voted if they are held in a broker's name?

A: Your broker may vote shares nominally held in its name, or in what is commonly called "street name", only if you provide the broker with written instructions on how to vote.
-----------------------------------------------------------------------------

Q:       What happens if I do not give my broker instructions?

A: Absent your instructions, these shares will not be voted. Because approval of the formation of the holding company and the share exchange requires the holders of a majority of the outstanding shares of our common stock vote "yes", the effect of not voting the shares is the same as a "no" vote. Therefore, we urge you to instruct your broker in writing to vote shares held in street name for the proposed transaction.
-----------------------------------------------------------------------------

Q:       Who should I call with questions?

A: If you have questions about the transaction, you should call Roxann R. Basham, our Vice President - Finance and Secretary/Treasurer, at
         (605) 721-1700.
---------------------------------------------------------------------------

Q: When are the shareholder proposals for the annual meeting held in the Year 2001 due?

A: In order to be considered, you must submit proposals for next year's annual meeting in writing to our secretary at our home offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to January 8, 2001.
--------------------------------------------------------------------------------

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 under the captions, "Formation of a Holding Company", "Risk Factors", "Reasons for
Formation of a Holding Company", "Companies Subject to Share Exchange", "Conditions to Share Exchange", "Listing of Common Stock of Holding Company", "Dividend Policy", "Exemption from Public Utility Holding Company Act of 1935" and elsewhere in this proxy statement. These forward-looking statements include, among others, statements about the following:

     *        shareholder approval of the share exchange;

     * the degree to which we will be able to pursue non-regulated business opportunities;

     *        the effectiveness of our new organizational structure;

     * whether the holding company will be subject to federal or state regulations;

     * our ability to obtain federal and state regulatory approval of the share exchange;

     * the approval of our listing application with the New York Stock Exchange; and

     *        whether we will be able to pay dividends.

         When used in this proxy statement, the words "anticipate", "believe", "estimate", "expect", "intends", "will", and similar expressions are generally intended to identify forward-looking statements. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

         In addition, please see other factors under "Item 1: Proposal to Approve the Formation of a Holding Company and Plan of Exchange - Risk Factors."

ITEM I:
PROPOSAL TO APPROVE THE FORMATION OF A HOLDING COMPANY AND PLAN OF EXCHANGE

Formation of a Holding Company

         You are being asked to approve the formation of a holding company through the exchange of our common stock for common stock of the holding company. After the share exchange, Black Hills Corporation will become a wholly owned subsidiary of the holding company. After we obtain the necessary regulatory approvals, the holding company intends to separate and realign our businesses into multiple subsidiaries. The manner and timing of separating these businesses will depend on a number of factors, including the regulatory approvals and the business judgment of our Board of Directors. Our shareholders will not vote separately on the timing or manner of this realignment of our businesses.

         Black Hills Corporation and Black Hills Holding Corporation, the proposed holding company, have entered into a plan of exchange. A copy of the plan of exchange is attached as Exhibit A and is incorporated in this proxy statement and prospectus by reference. The plan of exchange provides that, subject to the approval of our shareholders, each share of our common stock will be exchanged for one share of common stock of the holding company, a South Dakota corporation.

o Before the share exchange, all the shares of common stock of the holding company are owned by Black Hills Corporation. As a result, Black Hills Holding Corporation is a wholly owned subsidiary of Black Hills Corporation.

o If our shareholders approve the share exchange, the share exchange will become effective on the date specified in the Articles of Exchange filed with the South Dakota Secretary of State.

o On the effective date, each share of our common stock will be exchanged for a share of common stock of the holding company. As a result, all of our common shareholders will become common shareholders of Black Hills Holding Corporation, the holding company. All the shares of common stock of the holding company held by Black Hills Corporation will be canceled.

o After the share exchange, Black Hills Corporation will be a wholly owned subsidiary of Black Hills Holding Corporation, the holding company. Black Hills Corporation debt securities and other financial obligations will continue to be obligations of Black Hills Corporation. See "Treatment of Our Indebtedness" on page 17.

o At the conclusion of the share exchange, Black Hills Corporation will change its name to "Black Hills Power and Light Company", and the holding company will change its name to "Black Hills Corporation."

Risk Factors

o        Unregulated Businesses May Involve More Risk

              The formation of a holding company allows us to pursue, through separate subsidiaries, business opportunities in markets that are both regulated and unregulated. Unregulated businesses may involve more risk than those of Black Hills Corporation, which is primarily a regulated utility. The value of a common shareholder's investment in the holding company could be adversely affected because of the greater risk of these businesses.

o Dividends on the Holding Company Common Stock Depend on Dividends Paid on Our Common Stock

              Before and after the share exchange, the holding company will have few assets of its own. After the share exchange, Black Hills Corporation, as a subsidiary of the holding company, will continue as an operating company and will be, at least initially, the holding company's largest source of income. Black Hills Corporation will own, either directly or indirectly, most of the operating assets. When the restructuring takes effect, it is expected that dividends on the holding company common stock will be declared and paid on the same schedule and rate currently followed for dividends on our common stock. Subsequently, holding company dividends will depend on the future earnings and financial condition of the holding company and its subsidiaries. For more information on the restriction of Black Hills Corporation's ability to pay dividends, see "Dividend Policy" on page 15.

Where You Can Find More Information

         We are currently the parent company of Black Hills Holding Corporation. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy, at the Securities and Exchange Commission's rates, any document we file at the Securities and Exchange Commission's public reference rooms. There are Securities and Exchange Commission public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's regional offices at Suite 1300, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the public reference rooms. Reports, proxy statements and other information filed by us may also be inspected at the New York Stock Exchange.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them. This means that we can disclose important business and financial information to you by referring you to those documents without including the information in or delivering the information with this proxy statement and prospectus. The information incorporated by reference is an important part of this proxy statement and prospectus, and information that is filed later with the Securities and Exchange Commission will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of our common stock is exchanged for the common stock of the holding company. The information in the following documents are incorporated by reference:

o Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1999, as amended.

         You can receive a copy of these filings without the exhibits, at no cost, by writing or telephoning us at:

                                    Black Hills Corporation
                                    625 Ninth Street
                                    Rapid City, South Dakota  57709
                                    Attention:  Corporate Secretary
                                    (605) 721-1700

         To receive this information in time for our 2000 annual meeting, you must request it no later than June 13, 2000, five business days prior to the date of our 2000 annual meeting.

         You should not assume that our business affairs have not changed since the date of this proxy statement and prospectus just because this proxy statement and prospectus is delivered to you or a sale is made hereunder.




Reasons for Formation of a Holding Company

         The traditional utility company structure has the electric utility business, which is comprised of the generation, transmission and distribution business, and the unregulated businesses in one company. We believe that this traditional structure is inadequate for meeting the business demands of a competitive energy marketplace. We believe that a holding company structure is a better structure. The holding company structure is a well-established form of organization for companies conducting different lines of business, particularly both regulated and unregulated businesses.

o A holding company structure will give us more financial, managerial and organizational flexibility and will allow us to separate our different businesses into regulated and unregulated businesses.

o Legally separate entities, such as subsidiaries of the holding company, will make management of each business more accountable and allow us to better evaluate the success of existing and new businesses.

o The holding company structure will permit us to take advantage of non-utility business opportunities more quickly, and permit more flexibility in financing non-utility businesses.

o        Legally  separate  entities  will  make  business  segment   reporting,
         required  under  Securities  and  Exchange   Commission  and  financial
         accounting rules, easier.

o The holding company structure will further separate utility ratepayers from the financial risks of non-utility businesses.

o Forming a holding company will not impair our operation of our electric utility business.

o We continue to be committed to providing high-quality electric utility service in our franchised territory.

o        Forming  a  holding   company   will  not,  in  any  way,   affect  our
         responsibilities, qualifications or authority to operate and maintain our electric utility assets.

         The Board of Directors believes that the benefits of going to a holding company structure outweigh the costs. The costs include:

o The financial cost of obtaining the necessary approvals of regulatory agencies and other parties and registering the common stock of the holding company.

o The financial and administrative cost of complying with the Securities and Exchange Commission reporting obligations for both the holding company and Black Hills Corporation. After the share exchange, each company will have publicly held securities and, therefore, each will be required to file reports with the Securities and Exchange Commission.

Companies Subject to Share Exchange

         Black Hills Corporation. Incorporated under the laws of South Dakota in 1941, we are an energy and communications company primarily consisting of three principal business units: regulated electric, independent energy and communications. Our mission statement is to provide quality energy and communications products and services at competitive prices in targeted markets to build value for our shareholders and customers and create opportunities for our employees. We operate our businesses as follows:

* Public utility electric operations under the assumed name of Black Hills Power and Light Company;

* Independent energy businesses through our direct and indirect subsidiaries:

          *        Wyodak Resources related to coal;
          * Black Hills Exploration and Production related to oil and natural gas;
          * Energy marketing through Enserco Energy, Inc. related to natural gas;
          *        Black Hills Energy Resources, Inc. related to crude oil;
          *        Black Hills Coal Network, Inc. related to coal;
          * Independent power activities through Black Hills Generation and Black Hills Energy Capital; and

* Communication operations through Black Hills Fiber Systems, Inc., Black Hills FiberCom, LLC and DAKSOFT, Inc.

         Our utility operations include the generation, purchase, transmission, distribution and sale of electric power and energy to approximately 57,700 customers in 11 counties in western South Dakota, northeastern Wyoming and southeastern Montana, an area with a population estimated at 165,000. The largest community served is Rapid City, South Dakota, a major retail, wholesale and health care center, with a population, including environs, estimated at 75,000.

         This chart shows our corporate structure before the share exchange:


                                 [INSERT GRAPH]


         Black Hills Holding Corporation. Black Hills Holding Corporation was incorporated in South Dakota on April 28, 2000 for the purpose of carrying out the share exchange. Black Hills Holding Corporation is a direct, wholly owned subsidiary of ours. On the effective date, Black Hills Holding Corporation will become our parent.

         Currently, Black Hills Holding Corporation has few assets and has not engaged in any business operations. All our business operations conducted by us and our subsidiaries immediately before the effective date will continue to be conducted by Black Hills Corporation and its subsidiaries immediately after the effective date. The only difference is that Black Hills Corporation will be a subsidiary of Black Hills Holding Corporation. Our consolidated assets and liabilities and those of our subsidiaries immediately before the effective date will be the same as the consolidated assets and liabilities of Black Hills Holding Corporation and its subsidiaries immediately after the effective date. We currently expect that Black Hills Holding Corporation will not itself be an operating company at the parent company level.

         Black Hills Holding Corporation will not be subject to regulation by the Federal Energy Regulatory Commission, the South Dakota Public Utility Commission or the Wyoming Public Service Commission, except to the extent that the rules and orders of those agencies impose restrictions on the holding company's relationship with Black Hills Corporation or Black Hills Corporation's relationship with other subsidiaries of the holding company. Black Hills Holding Corporation will be a "public utility holding company" under the Public Utility Holding Company Act of 1935. However, we expect Black Hills Holding Corporation to obtain an exemption from most of the provisions of that law. See "Exemption From Public Utility Holding Company Act of 1935" on page 19.

         This chart shows the holding company's proposed corporation structure immediately after the share exchange:


                                            [INSERT GRAPH]



         Neither we nor Black Hills Holding Corporation, the holding company, are currently parties to any material contracts with each other; however, we expect that, after the share exchange, the holding company will use various services of Black Hills Corporation, including:

*        Facilities and equipment;
*        Executive management;
*        Administration;
*        Accounting;
*        Finance;
*        Communications;
*        Purchasing;
*        Billing;
*        Information systems;
*        Corporate secretarial;
*        Insurance; and
*        Others.

         We have not yet determined the final corporate structure of Black Hills Corporation after the share exchange. After the share exchange and subject to regulatory approval, the holding company intends to realign Black Hills Corporation's subsidiaries. The manner and timing of this realignment will depend on a number of factors, including the regulatory approvals and the business judgment of our Board of Directors. Our shareholders will not get to vote on the timing or manner of this realignment of Black Hills Corporation's businesses.

Termination or Amendment of Plan of Exchange

         After shareholder approval of the share exchange at our annual meeting:

o Either we or Black Hills Holding Corporation may decide not to go through with the share exchange and may terminate the plan of exchange.

o Either we or Black Hills Holding Corporation may change the terms of the share exchange, except that neither party can:

          o        change the amount or kind of shares to be received; or

          o        adversely affect the rights of the shareholders.

Conditions to Share Exchange

         The share exchange will not happen until all of the following conditions are satisfied:

o The share exchange is approved by a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting.

o        We  obtain  the  approval  or  waiver  of  the   following   regulatory
         authorities, as well as any other authorities whose approval we believe should be obtained in order to form a holding company:

          o        Federal Energy Regulatory Commission
          o        Securities and Exchange Commission
          o        South Dakota Public Utility Commission
          o        Wyoming Public Service Commission.

         We expect to receive these approvals or waivers after approval by our shareholders of the share exchange.

          o The shares of common stock of the holding company are approved for listing on the New York Stock Exchange.

 Dissenters Rights

o Generally, Section 47-6-23 of the South Dakota Business Corporation Act allows shareholders who do not agree with fundamental actions taken by a corporation to receive payment of the "fair value" of their shares. This is referred to as "dissenters rights." For the purposes of the "dissenter's rights" statutes, the "fair value" of shares means their value immediately before the effectuation of the proposed corporate action to which the dissenter objects (here, the share exchange), excluding any appreciation or depreciation in anticipation of such corporate action unless such exclusion would be inequitable.

         All shareholders have a right to dissent from the share exchange and obtain payment for their shares by complying with Sections 47-6-23 to 47-6-23.3, inclusive, and Sections 47-6-40 to 47-6-50, inclusive, of the South Dakota Business Corporation Act, a copy of which accompanies this proxy statement as Exhibit B.

         Any shareholder who wishes to dissent from the share exchange and obtain payment for his shares must: (1) file with Black Hills Corporation, prior to the vote on the share exchange, a written notice of intention to demand that he be paid fair compensation for his shares if the share exchange takes place; and (2) refrain from voting his shares in approval of the share exchange. A shareholder who fails to give the written notice or who votes in approval of the share exchange forfeits his right to obtain payment for his shares under the "dissenter's rights" statutes.

No Exchange of Stock Certificates

o Our shareholders do not have to exchange their stock certificates after the share exchange.

o After the share exchange, each stock certificate representing shares of Black Hills Corporation common stock will automatically represent the same number of shares of common stock, respectively, of the holding company.

o After the share exchange, when stock certificates representing Black Hills Corporation common stock are presented for transfer as part of the regular trading of stock, new certificates representing common stock of the holding company will be issued.

Dividend Reinvestment and Stock Purchase Plan

         Purpose of the plans. Our Board of Directors adopted the Dividend Reinvestment and Stock Purchase Plan to:

          o Give the holders of our common stock an easy way of buying additional shares of our common stock through reinvesting of dividends; and

          o Encourage the purchase of our common stock without payment of any brokerage commission.

         Who administers the plans? Norwest Bank Minnesota, N.A., our Transfer Agent, Registrar and Dividend Disbursing Agent, administers the plan.

         Basic terms of the plans. The dividend reinvestment plan lets you buy our common stock in two ways:

          o Dividends on all participating shares can be automatically reinvested in shares of our common stock.

          o You can also buy additional shares of our common stock from us by a direct cash investment of not less than $200 per transaction, up to a maximum of $50,000 per calendar quarter.

          o We can decide whether the shares purchased under the plans come from newly issued shares or open-market purchases by an independent agent. If newly issued shares are issued, the purchase price is 100 percent of the average closing prices for our common stock on the New York Stock Exchange for a period of five trading days ending on the pricing date as defined in the plan. If the shares are purchased on the open market, the price of the shares is the weighted average price of the shares acquired plus a brokerage commission.

         Who is eligible? All holders of record of our common stock can participate in the dividend plan.

         Effect of the share exchange. The dividend reinstatement plan will be amended so that, after the share exchange, dividends will be reinvested in shares of common stock of the holding company, instead of Black Hills Corporation common stock. In addition, all direct cash investments will be used to purchase shares of common stock of the holding company. All reinvestments and purchases will be made in the same way and subject to the same terms as existed before the share exchange.

Employee Stock Purchase Plan

         Purpose of the plan. Our Board of Directors adopted the Employee Stock Purchase Plan to encourage employee ownership of our common stock.

         Who administers the plan? The Board of Directors administers and interprets the plan.

         Basic terms of the plan. Our employees are allowed to purchase shares of our common stock at a price equal to 90 percent of the fair market value of such shares on the offering date.

         Who is eligible? Our full-time employees are eligible to participate in the plan.

         Effect of the share exchange. After the share exchange, shares purchased under the plan will be exercisable for common stock of the holding company instead of Black Hills Corporation common stock, in the same amount and subject to the same terms as before the share exchange. In addition, the holding company will assume the rights and obligations under the plan, and its board, or one of its committees, will administer and interpret the plan.

Benefit Plans

         The following is a general description of our benefit plans. After the effective date, the benefit plans that issue Black Hills Corporation common stock will issue common stock of the holding company instead. We are providing this information to you for informational purposes only. You are not being asked to approve the substitution of common stock of the holding company for Black Hills Corporation common stock in the benefit plans, any changes to the benefit plans necessary to substitute common stock of the holding company or any other aspect of the benefit plans.

         1.       1996 and 1999 Stock Option Plans.

         Purpose of the plans. The 1996 and 1999 plans were adopted by our Board of Directors to allow us to issue options to certain officers and other key employees to purchase our common stock. Our Board believes that issuing options to our employees encourages their contribution to our growth and that of our subsidiaries by aligning their economic interests with those of our shareholders; provides participants with an incentive for excellence in individual performance; promotes teamwork among participants; and provides us with flexibility in its ability to motivate, attract and retain the services of participants who make significant contributions to our success and to allow participants to share in our success.

         Who administers the plans? The Compensation Committee of our Board of Directors administers and interprets the plans.

         Basic terms of the plans. We may grant options for up to 1,000,000 shares of our common stock under the stock option plans. The Board of Directors has granted options on 449,450 shares, of which 7,500 have been forfeited and 3,000 have been exercised.

         Who is eligible? The Compensation Committee decides which employees are eligible to receive options under the plans and the number of options to be granted.

         Effect of the share exchange. After the share exchange, each option granted under the plans will be exercisable for common stock of the holding company instead of Black Hills Corporation common stock, in the same amount and subject to the same terms as before the share exchange. In addition, the holding company will assume all rights and obligations under the plans, and its board, or one of its committees, will administer and interpret the plans.

         2.       Short-Term Annual Incentive Compensation Plan.

         Purpose of the plan. The Short-Term Annual Incentive Compensation Plan was adopted by our Board of Directors to recognize and reward the contribution that group performance makes to our corporate success.

         Basic terms of the plan. The plan has a corporate goal that is based on the percentage of consolidated earnings per share that exceeds targeted amounts. Target award levels are a percentage of base salary. Participants are required to purchase our common stock with 50 percent of the Short-Term Annual Incentive Bonus.

         Who  is  eligible?   Only  our  executive   officers  are  eligible  to
participate in the plan at this time.

         Effect of the share exchange. The holding company will assume all rights and obligations under the plan and its board, or one of its committees, will administer and interpret the plan. After the share exchange, participants will be required to purchase Black Hills Holding Corporation common stock with 50 percent of the Short-Term Annual Incentive Bonus.

         3.   Retirement   Savings  401(k)  Plan  and   Non-Qualified   Deferred
Compensation Plan.

         Purpose of the plans. The plans allow the participants to defer a portion of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code.

         Basic terms of the plans. Participants may elect to defer up to 20 percent of their eligible earnings on a pre-tax basis under the 401(k) Retirement Savings Plan and up to 50 percent of their eligible earnings under the Non-Qualified Deferred Compensation Plan. Effective January 1, 2000, we provide a matching contribution of 100 percent of the employee's tax deferred contribution, subject to a maximum of three percent of the employee's compensation to the 401(k) Retirement Savings Plan.

         Who is eligible? All of our full-time employees are eligible to participate in the 401(k) Retirement Savings Plan. Only our executive officers are allowed to participate in the Non-Qualified Deferred Compensation Plan.

         Effect of the share exchange. The holding company will assume all rights and obligations under the plans. Participants' investments in the plans that consist of Black Hills Corporation common stock will be exchanged for Black Hills Holding Corporation's common stock.

         4.       Pension Plan and Pension Equalization Plan.

         Purpose of the plans. The Pension Plan and the Pension Equalization Plan provide benefits to our employees at retirement.

         Basic terms of the plans. See "Retirement Plans" on page 28.

         Who is eligible?  See "Retirement Plans" on page 28.

         Effect of the share exchange. The holding company will assume all rights and obligations under the plans.

         5.       Severance Agreements.

         Purpose of the agreements. The Change in Control Severance Agreements provide for certain payments and other benefits to our executive officers and certain key employees to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason.

         Basic terms of the agreements. See "Severance Agreements" on page 30.

         Who is eligible? Our executive officers and certain key employees have change in control agreements.

         Effect of the share exchange. The holding company will assume all rights and obligations under the agreements and the agreements will be amended so that a change of control of Black Hills Corporation will be amended to include a change in control of Black Hills Holding Corporation.

         6.       Outside Directors Stock Based Compensation Plan.

         Purpose of the plan. The purpose of the plan is to provide our outside directors certain benefits in order to attract and retain competent and hardworking outside directors whose abilities, experience and judgment can contribute to our well-being and that of our shareholders and to further align the long-term interests of our outside directors with those of our shareholders.

         Who administers the plan? The Compensation Committee of our Board of Directors administers the plan.

         Basic terms of the plan. Each participant is entitled to a monthly contribution to their account equal to the number of common stock equivalents determined by dividing the sum of $583.33 by the market price of our common stock on the last day of the month for each month of each plan year that the participant is eligible for benefits.

         Who is eligible? Members of our Board of Directors who are not our employees are eligible to participate in the plan.

         Effect of the share exchange. After the share exchange, each common stock equivalent of Black Hills Corporation will be exchanged for common stock equivalents of Black Hills Holding Corporation. In addition, the holding company will assume all right and obligations under the plan and its Compensation Committee will administer the plan.

Listing of Common Stock of the Holding Company

     o An application will be filed to list the common stock of the holding company on the New York Stock Exchange under the symbol "BKH". If the common stock of the holding company is approved for listing, we expect trading to start immediately after the share exchange.

     o At the same time, we intend to delist the Black Hills Corporation common stock from the New York Stock Exchange.

Transfer Agent and Registrar

         The transfer agent and registrar for the common stock of the holding company will be Norwest Bank, N.A. The address for the transfer agent and registrar will be:

                           Norwest Shareowner Services
                                  PO Box 64854
                             St. Paul, MN 55164-0854

Market Value of Our Common Stock

         Our common stock is currently listed on the New York Stock Exchange. The high and low sale prices of our common stock on May 1, 2000, the record date, were $23.125 and $22, respectively.

Dividend Policy

     o We expect that quarterly dividends on the common stock of the holding company will be declared and paid on the same schedule currently followed for dividends on our common stock.

     o The most recent quarterly dividend declared by the Board of Directors on our common stock was $0.27 per share payable on June 1, 2000 to holders of record on May 12, 2000.

         There is no guarantee of the amount of the quarterly dividend or of the payment of future dividends. The rate and timing of dividends on the common stock of the holding company will depend on the future earnings and financial condition of the holding company and its subsidiaries, including Black Hills Corporation, and on other factors affecting dividend policy, all of which cannot now be determined. As a practical matter, the ability of the holding company to pay dividends on its preferred and common stock will be governed by the ability of the operating subsidiaries to pay dividends to the holding company. For a period of time after the share exchange, the funds needed by the holding company to pay dividends on its preferred and common stock are expected to come primarily from the dividends paid by Black Hills Corporation. In the future, dividends from the holding company's subsidiaries other than Black Hills Corporation may also be a source of funds for dividend payments by the holding company.

         After the share exchange, Black Hills Corporation intends to pay dividends to the holding company, if available, in amounts which, to the extent not otherwise provided by dividends and other funds from any other subsidiaries, will be sufficient to pay cash dividends on the preferred and common stock of the holding company. The amount of dividends to be paid by Black Hills Corporation will also be used to pay the operating expenses of the holding company and for other corporate purposes that the board of directors of the holding company determines.

          Black Hills Corporation's ability to make regular cash dividends to the holding company after the share exchange will be subject to the availability of earnings and the needs of its business. Because Black Hills Corporation will remain subject to regulation by the public utility commissions in South Dakota and Wyoming and the Federal Energy Regulatory Commission, the amount of its earnings and dividends will be affected by the manner in which these commissions regulate Black Hills Corporation.

         Dividends on the holding company's preferred stock, when and as declared, will be paid at the times, at the rates and under the terms of the preferred stock depending on the earnings, financial condition and other factors affecting the holding company. The ability of the holding company to declare and pay dividends on its preferred stock will be subject to the same considerations that apply to the payment of dividends on the common stock, but no dividends will be paid on the common stock unless all accrued but unpaid dividends are paid on the preferred stock.

Directors and Executive Officers

     o On the effective date, the Board of Directors will become the board of the holding company, in the same class as each director currently serves.

     o After the share exchange, we expect that the following executive officers will hold the following offices with the holding company:

                  Daniel P. Landguth, Chairman of the Board, President
                    and Chief Executive Officer
                  Mark T. Thies, Senior Vice President
                    and Chief Financial Officer
                  James M. Mattern, Senior Vice President-Corporate
                    Administration and Assistant to the Chief Executive Officer
                  Roxann R. Basham, Vice President, Controller
                    and Corporate Secretary

         Black Hills Holding Corporation, the holding company, and Black Hills Corporation each may have directors or executive officers who are not directors or executive officers of the other.

         Immediately after the share exchange, we expect that the holding company will use various services of Black Hills Corporation, including facilities and equipment, executive management, administration, accounting, finance, communications, purchasing, billing, information systems, corporate secretarial, insurance and others. The use of these services may change in the future.

Our Common Stock

         Authorization. Before the share exchange, our authorized capitalization consists of:

     o 50,000,000 shares of common stock, $1 par value, of which 21,390,949 shares were issued and outstanding as of May 1, 2000, the record date;

     o 270,000 shares of cumulative preferred stock, $100 par value, of which no shares were issued and outstanding as of May 1, 2000, the record date; and

     o 400,000 shares of no par cumulative preferred stock, of which no shares were issued and outstanding as of May 1, 2000, the record date.

         We currently  expect that,  after the share  exchange,  the Black Hills
Corporation   articles   of   incorporation   will  be  amended  to  remove  the
authorization to issue preferred stock.

         Preferences. Dividends and distributions of assets, if we were liquidated, would first be paid to holders of our preferred stock, then to the holders of the common stock. To the extent the holding company depends on Black Hills Corporation for its dividend payments, the common stock of the holding company would also receive dividends only after dividends were paid to holders of preferred stock.

         Rights of Shareholders. Our Articles and Bylaws contain the following provisions that relate to our common stock:

     o Each shareholder on the applicable record date is entitled to one vote per share, and holders of our common stock will vote together as a single class, at each annual or special meeting of shareholders;

     o In general, all corporate action to be taken by our shareholders may be authorized by a majority of the votes cast by holders entitled to vote at a duly authorized meeting;

     o No shareholder has a right to subscribe for or purchase any future issue of our shares;

     o If we were liquidated, dissolved or our affairs were wound up, holders of our common stock would be entitled to our assets and funds after payment is made to the holders of our preferred stock; and

     o Our shareholders may vote for directors cumulatively, meaning that shareholders may multiply the number of shares held by them by the total number of directors being elected in calculating the total number of votes that they may cast. Cumulative voting makes it easier for minority shareholders to exert influence over the selection of directors.

Common Stock of the Holding Company

         Authorization.  The holding company is authorized to issue:

     o        100,000,000 shares of common stock, $1 par value; and

     o        25,000,000 shares of series preferred stock, without par value.

         The board of the holding company can determine the voting rights, if any, and other terms of any series of preferred stock of the holding company.

         As of May 1, 2000, the record date, 100 shares of common stock of the holding company were outstanding and held by us, and no other shares of stock were issued or outstanding. After the share exchange, the board of the holding company can issue all or any portion of its unissued common stock. Holders of common stock of the holding company will have no right to subscribe for or to purchase any future issue of common stock of the holding company.

         Rights of Shareholders. The board of the holding company believes that the rights of holders of common stock of the holding company will not be materially different from the rights of holders of our common stock discussed above. After the share exchange, the holders of common stock of the holding company will have all voting rights with respect to each share of common stock of the holding company entitled to one vote on all matters and will have cumulative voting for the election of directors.

         Dividends. Dividends on common stock of the holding company will be paid as determined by the board of the holding company from time to time out of funds available for that purpose. See "Dividend Policy" on page 15 for a discussion of our dividend policy and the holding company's expected dependence on Black Hills Corporation's declaration of dividends.

Comparison of Holding Company Articles to Our Articles

         The Articles of Incorporation of Black Hills Holding Corporation, the holding company, differ from our Articles as follows:

     o Both the Articles of the holding company and the Black Hills Corporation Articles currently authorize the issuance of series preferred stock which may be issued by each board at the time and with the voting, designation, preference, limitation and special rights as that board determines. We currently expect that, after the share exchange, the Black Hills Corporation Articles will be amended to remove the authorization to issue Black Hills Corporation series preferred stock.

     o The clause in the Articles of the holding company that describes the activities in which the holding company can engage is more general than the clause in the Black Hills Corporation Articles because it does not contain references to specific activities, including those related to the utility business.


Treatment of Our Preferred Stock

     o To the extent preferred stock is issued between the record date and exchange date, holders of our preferred stock will exchange their preferred shares for preferred shares of the holding company having like rights and preferences as part of the proposed share exchange.

Treatment of Our Indebtedness

     o All of our indebtedness outstanding immediately before the share exchange will continue to be outstanding indebtedness of Black Hills Corporation immediately after the share exchange.

     o Our first mortgage bonds will continue to be secured by first mortgage liens on all of our properties that are currently subject to these liens. We expect that no indebtedness of Black Hills Corporation will be assumed or guaranteed by the holding company.

Certain Income Tax Consequences

         General

         The following general discussion summarizes income tax considerations relating to the share exchange. These summaries are included for general informational purposes only. They do not address all aspects of income taxation that may be relevant to every shareholder. The personal tax circumstances of shareholders differ and shareholders may be subject to special treatment under the income tax laws, including:

         1.       holders who are not United States persons;

         2.       financial institutions, tax-exempt organizations;

         3.       insurance companies;

         4.       dealers or brokers in securities;

         5. holders who held their stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

         6. holders who acquired shares through the exercise of employee stock options or otherwise as compensation.

         Except as otherwise indicated, statements of legal conclusion about tax treatments, effects or consequences are the opinion of Morgan, Lewis & Bockius LLP, special tax counsel for Black Hills Corporation and Black Hills Holding Corporation. No rulings have been requested from the Internal Revenue Service. Each shareholder should consult his or her own tax advisor about the specific tax consequences of the share exchange, including the application and effect of state or local income and other tax laws.

         The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, currently applicable Treasury regulations and existing judicial and administrative interpretations and decisions. Future legislation, regulations, administrative interpretations or court decisions could significantly change these legal conclusions either prospectively or retroactively.

         The share exchange will be treated as a transfer of all of our outstanding common stock by our shareholders to the holding company solely in exchange for all of the outstanding common stock of the holding company. This exchange will qualify for nonrecognition treatment under Section 351 of the Tax Code.

         Tax Implications to the Shareholders

         For federal income tax purposes, no gain or loss will be recognized by the holders of our common stock as a result of the share exchange. The aggregate tax basis of the common stock of the holding company received by a shareholder will be the same as the shareholder's aggregate tax basis in our common stock surrendered in the share exchange. The holding period of the common stock of the holding company held by a shareholder will include the period during which the shareholder held our common stock, provided that the common stock was held as a capital asset on the date of the share exchange. The share exchange will also not result in the recognition of gain or loss for federal income tax purposes by any holders of our preferred stock.

         Tax Implications to Us and the Holding Company

         No gain or loss will be recognized by us or the holding company for federal income tax purposes as a result of the share exchange. For federal income tax purposes, the basis of our common stock received by the holding company will be the same as our net asset basis immediately before the share exchange, subject to adjustments under Treasury Regulations relating to consolidated groups; and the holding company's holding period in the Black Hills Corporation common stock received in the share exchange will include the period during which that stock was held by the shareholders

         Other Tax Aspects

         Apart from federal income tax aspects, no attempt has been made to determine any tax that may be imposed on a shareholder by the country, state or jurisdiction in which the holder resides or is a citizen. Our shareholders may be subject to other taxes, such as state or local income taxes that may be imposed by various jurisdictions. Our shareholders may also be subject to intangible property, estate and inheritance taxes in their state of domicile. Our shareholders should consult their own tax advisors with regard to state and local income, inheritance and estate taxes.

         The federal income tax discussion set forth above is intended to provide only a general summary, and does not address tax consequences which may vary with, or are contingent on, individual circumstances. Moreover, this discussion does not address any foreign, federal, state, or local tax consequences of the disposition of stock in Black Hills Corporation or the holding company either before or after the share exchange. Accordingly, each shareholder is strongly urged to consult with his or her tax advisor to determine the particular tax consequences to him or her of the share exchange or a disposition of stock.

Exemption from Public Utility Holding Company Act of 1935

         After the share exchange, Black Hills Holding Corporation will be a "public utility holding company" under the Public Utility Holding Company Act of 1935. However, the holding company expects to obtain an exemption under this law on the basis that it and Black Hills Corporation will each organize and carry on their businesses substantially in South Dakota and will be predominantly intrastate in character. To obtain this exemption, the holding company will either file an application with the Securities and Exchange Commission requesting an order under Section 3(a)(1) of the Public Utility Holding Company Act of 1935, or claim an exemption under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 by filing an exemption statement on Form U-3A-2. In either case, the holding company will file for exemption on or before the day the share exchange is effective. If obtained, Black Hills Holding Corporation will be exempt from all provisions of the law except the provision requiring Securities and Exchange Commission approval for direct or indirect acquisitions of five percent or more of the voting securities of any other electric or gas utility company.

         If Black Hills Holding Corporation obtains its exemption by filing a Form U-3A-2, it will need to file an exemption statement on such form each year on or before March 1 with the Securities and Exchange Commission to maintain the exemption. The exemption may be revoked by the Securities and Exchange Commission if a substantial question of law or fact exists as to whether the holding company continues to meet the exemption's requirements or if it appears that the exemption may be detrimental to the public interest or the interest of investors or consumers.

         If the holding company is not exempt from this law, it will be subject to the law's provisions which would require Securities and Exchange Commission approval for a wide range of transactions, including financings, acquisitions, and intrastate transactions. The holding company would also be subject to various accounting and reporting requirements.

Legal Opinions

         The validity of the common stock of the holding company will be passed upon by Morrill, Thomas, Nooney & Braun, LLP, general counsel to Black Hills Corporation and Black Hills Holding Corporation.

Experts

         The consolidated financial statements of Black Hills Corporation incorporated by reference in this proxy statement and prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, with respect thereto, and are included herein, in reliance upon the authority of said firm as experts in giving said reports.

         The Board of Directors of Black Hills Corporation recommends a vote "FOR" the formation of a holding company and the Plan of Exchange.

                         ITEM II: ELECTION OF DIRECTORS

         In accordance with the Bylaws and Article Fifth of the Restated Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each. At this annual meeting of our shareholders, three Directors will be elected to Class II of the Board of Directors to hold office for a term of three years until our annual meeting of shareholders in 2003 and until their respective successors shall be duly elected and qualified.

         Each of the nominees for director is presently a member of our Board of Directors. The proxy attorneys will vote your stock for the election of the three nominees for director listed below, unless otherwise instructed. If, at the time of the meeting, any of such nominees shall be unable to serve in the capacity for which they are nominated or for good cause will not serve, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as proxy attorneys to vote, at their discretion, for nominees to replace those who are unable to serve. The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of directors is required for the election of the nominees to the Board of Directors.

         The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each of the following persons who are nominated as Class II Directors, each to serve for a term of three years to expire in 2003.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

                           Nominees for Election Until
                         2003 Annual Meeting - Class II

Name, Age, Principal Occupation for                                    Director
Last Five Years and Other Directorships                                Since

Daniel P. Landguth, 53                                                 1989
Chairman and Chief Executive
Officer of Black Hills Corporation.  Director,
Rapid City Regional Hospital.
Rapid City, South Dakota

John R. Howard, 59                                                     1977
President, Industrial Products, Inc., an industrial parts distributor. Branch
Manager for Linweld, Inc.
Rapid City, South Dakota

David C. Ebertz, 54                                                    1998
Consultant, Dave Ebertz Risk Management
Consulting, since January 2000.  Owner and
President, Barlow Agency, Inc., an insurance agency, until December 31, 1999.
Gillette, Wyoming

                         Directors Whose Terms Expire at
                         2001 Annual Meeting - Class III

Name, Age, Principal Occupation for                                    Director
Last Five Years and Other Directorships                                Since

Adil M. Ameer, 47                                                      1997
President and Chief Executive Officer,
Rapid City Regional Hospital.
Rapid City, South Dakota

Everett E. Hoyt, 60                                                    1991
President and Chief Operating Officer of
Black Hills Power and Light Company.
Rapid City, South Dakota

Thomas J. Zeller, 52                                                   1997
President, RE/SPEC Inc., a technical consulting and services firm. Chairman of the Board, Teachmaster Technologies, Inc., an educational software and consulting firm.
Rapid City, South Dakota



                         Directors Whose Terms Expire at
                          2002 Annual Meeting - Class I

Name, Age, Principal Occupation for                                    Director
Last Five Years and Other Directorships                                Since

David S. Maney, 36                                                     1999
Founder, President and CEO of Worldbridge
Broadband Services, Inc. and Open Access
Broadband Networks, Inc.
Golden, Colorado

Bruce B. Brundage, 64                                                  1986
President and Director, Brundage &
Company, a firm specializing in corporate financing.
Englewood, Colorado

Kay S. Jorgensen, 49                                                   1992
Co-Owner and Vice President, Jorgensen-Thompson
Creative Broadcast Services.
Spearfish, South Dakota

Security Ownership of Management

         As of February 29, 2000, the following table sets forth the beneficial ownership of our common stock for each director, each executive officer named in the summary compensation table, and all of our directors and executive officers as a group. Beneficial ownership includes shares a director or executive officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days of February 29, 2000.

         The common stock interest of each named person and all directors and executive officers as a group represents 1.3 percent of the aggregate amount of common stock issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

                          Shares        Options          Directors
Name of                Beneficially   Exercisable      Common Stock
Beneficial Owner           Owned     Within 60 Days   Equivalents (1)    Total

Adil M. Ameer             1,097(2)                               657     1,754
Bruce B. Brundage         5,422(3)                             5,903    11,325
David C. Ebertz           1,739(4)                               397     2,136
Gary R. Fish              7,796(5)             23,000                   30,796
John R. Howard           16,864                                4,708    21,572
Everett E. Hoyt          10,683                19,000                   29,683
Kay S. Jorgensen          2,516                                1,717     4,233
Daniel P. Landguth       15,866                45,600                   61,466
David S. Maney            1,168(6)                               180     1,348
James M. Mattern          5,595                19,000                   24,595
Thomas M. Ohlmacher       3,515                19,000                   22,515
Thomas J. Zeller          1,172(7)                               657     1,829
All directors and
executive officers
as a group               90,046               173,800         14,221   278,068

         (1)Includes common stock allocated to the directors' accounts in the Directors' Stock Based Compensation Plan of which the trustee has sole voting and investment authority.

         (2)Includes 150 shares owned jointly with Mr. Ameer's spouse as to which he shares voting and investment authority.

         (3)Includes 5,400 shares owned by Brundage & Co. Pension Plan and Trust of which Mr. Brundage is the trustee with sole voting and investment authority.

         (4)Includes 506 shares owned jointly with Mr. Ebertz's spouse as to which he shares voting and investment authority.

         (5)Includes 6,236 shares owned jointly with Mr. Fish's spouse as to which he shares voting and investment authority.

         (6)Includes 1,000 shares owned jointly with Mr. Maney's spouse as to which he shares voting and investment authority.

         (7)Includes 225 shares owned jointly with Mr. Zeller's spouse as to which he shares voting and investment authority.

         Based solely upon a review of Black Hills Corporation's records and copies of reports on Form 3, 4 and 5 furnished to us, we believe that during 1999 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.


The Board and Committees

         Our Executive Committee is comprised of Adil M. Ameer, John R. Howard, Daniel P. Landguth, and Thomas J. Zeller, with Mr. Landguth serving as Chairperson. The Committee exercises the authority of the Board of Directors in the interval between meetings of the Board, recommends to the Board of Directors persons to be elected as officers, and recommends persons to be appointed to Board Committees. The Executive Committee held three meetings during 1999.

         Our Compensation Committee is comprised of Adil M. Ameer, Bruce B. Brundage, David C. Ebertz, John R. Howard, Kay S. Jorgensen, David S. Maney and Thomas J. Zeller, with Mr. Zeller serving as Chairperson. The Committee performs functions required by the Board of Directors in the administration of all federal and state statutes relating to employment and compensation, recommends to the Board of Directors compensation for officers, and considers and approves the Company'sccompensation program including benefits, stock option plans and stock ownership plans. The Compensation Committee held six meetings in 1999.

         Our Audit Committee is comprised of Adil M. Ameer, David C. Ebertz, John R. Howard, and Kay S. Jorgensen, with Mr. Ameer serving as Chairperson. The Committee annually recommends to the Board of Directors an independent accounting firm to be appointed by the Board for ratification by our shareholders, reviews the scope and results of the annual audit including reports and recommendations of the firm, reviews our internal audit function, and periodically confers with the internal audit group, our management, and our independent accountants. The Audit Committee held two meetings in 1999.

         Our Nominating Committee is comprised of Bruce B. Brundage, Kay S. Jorgensen, Daniel P. Landguth, David S. Maney and Thomas J. Zeller, with Mr. Brundage serving as Chairperson. The Committee recommends to the Board of Directors persons to be nominated as directors or to be elected to fill vacancies on the Board. The Bylaws require that an outside director serve as Chairperson of the Committee. The Nominating Committee held two meetings in 1999.

         Pursuant to our Bylaws, nominations from our shareholders for membership on the Board of Directors will be considered by the Nominating
Committee. Our shareholders who wish to submit names for future consideration for Board membership should do so in writing prior to January 8, 2001, addressed to Nominating Committee, c/o Corporate Secretary, Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota 57709.

         Members of the Committees referred to herein are designated by our Directors upon recommendation of the Executive Committee each year at a meeting held following our annual meeting of shareholders.

         Our Board of Directors held eleven meetings during 1999. Each Director attended no less than 80 percent of the aggregate of the total number of Board meetings and Committee meetings on which the Director served.

Compensation Committee Interlocks and Insider Participation

         Our Compensation Committee is solely comprised of the following outside directors: Adil M. Ameer, Bruce B. Brundage, David C. Ebertz, John R. Howard, Kay S. Jorgensen, David S. Maney and Thomas J. Zeller.

         Mr. Ameer is a Director of Black Hills Corporation and serves as a member of its Compensation Committee. Mr. Landguth, our Chairman, President and Chief Executive Officer, is also a director of Rapid City Regional Hospital, a non-profit organization of which Mr. Ameer is President and Chief Executive Officer. Mr. Landguth is serving a six-year term on the Rapid City Regional Hospital Board which will end in July 2000. Mr. Ameer and Mr. Landguth do not participate in any compensation decisions involving each other.

         Western Health, a subsidiary of Rapid City Regional Hospital, is a third party administrator for our healthcare plans. We have paid approximately $76,000 to Western Health in 1999 for its services.

         Worldwide Broadband Services, of which Mr. Maney was President and Chief Executive Officer in 1999, sold products and services totaling $395,000 during 1999 to Black Hills FiberCom, a subsidiary of ours.

Directors' Fees

         Directors who are not officers receive an annual fee of $15,500 plus a fee of $600 for each board meeting and committee meeting attended, provided such committee meetings are substantive in nature and content.

         In addition, each outside director receives common stock equivalents equal to $7,000 per year divided by the market price of our common stock. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the director.

         Members of our Board of Directors are required to beneficially own 100 shares of common stock when they are initially elected a director and to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the director has accumulated at least 2,000 shares of common stock.

Executive Compensation

Compensation Committee Report on Executive Compensation

         The Compensation Committee of our Board of Directors is composed entirely of directors who are not employees of Black Hills Corporation. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors on the executive compensation program. The components of our executive compensation program consist of a base salary, annual incentive plan and a long-term incentive stock option plan The committee oversees and administers the incentive compensation programs including the determination of the annual and long-term incentive awards.

         The executive compensation strategy is based on principles designed to:

          * Promote the  relationship  between pay and  performance;

          * Attract, retain and encourage the development of highly qualified and motivated executives;

          * Recognize and reward outstanding performance;

          * Provide compensation that is competitive and equitable;  and

          * Promote overall corporate performance linked to the mutual interest of our shareholders.


         The Committee retains the services of an independent international consulting firm, Hewitt Associates, to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, type of business and compensation philosophy. In response to the increased competition in the energy industry and changes in the size and mix of our business, the comparative groups are comprised of both traditional utility and general industry companies. (The companies included in the comparative group are not identical to those included in the EEI Index in the Stock Performance Graph included in this proxy statement). The Committee seeks to establish a market based level for each salary range that is at or near the median, 50th percentile, of the comparative groups surveyed. Recommendations made by the Committee are based upon the market analysis, company performance and achievement of individual performance objectives. The 1999 compensation analysis indicated that the market values increased significantly due to our growth in revenue size and in industry wide executive compensation levels.


         In April 1999, the Compensation Committee reviewed the base salary of our Chief Executive Officer. In determining the base salary, the Committee considered the recommendations from the Hewitt Associates study as well as the goals and objectives of the strategic plan which included a target return on equity, earnings growth and common stock performance. Consolidated earnings per share, excluding a special non-cash charge to earnings related to abnormally low oil prices, increased 7 percent in 1998 to $1.60 compared to $1.49 in 1997. Our 1998 consolidated return on equity was 16.1 percent, dividends increased 5.3 percent and total shareholder return was 17 percent. The Compensation Committee recommended and the Board of Directors approved a 17 percent base salary increase in the amount of $40,800 for the Chief Executive Officer. In addition to the recognition for performance achievements, the increase to base salary more closely aligned the Chief Executive Officer's base salary to the market.

         We currently maintain a variety of employee benefit plans and programs in which our executive officers may participate, including the short-term annual incentive compensation program, the retirement savings plan, the pension plan, and the Pension Equalization Plan. With the exception of the Short-Term Annual Incentive Plan and the Pension Equalization Plan, these benefit plans and programs are generally available to all of our employees.

         The Short-Term Annual Incentive Compensation Program was designed to recognize and reward the contribution that group performance makes to corporate success. Only our executive officers are eligible to participate in the plan at this time. The program has a corporate goal that is based upon the percentage of consolidated earnings per share that exceeds targeted amounts. Target award levels are a percentage of each executive officer's base salary. The percentage for our Chief Executive Officer was 45 percent and for the other executive officers ranged from 30 percent to 35 percent. Individual awards may be greater or less than target amounts based on an assessment of individual performance. Awards can range from 0 percent to 150 percent of the target amount. As a result of strong 1999 actual earnings and the furtherance of our corporate goals, cash awards were made to nine executive officers in the aggregate amount of $442,100. The awards ranged from 30 percent of base salary to 45 percent of base salary. The Chief Executive Officer received $127,350 or 45 percent of his base salary for the year 1999. The executive officers are required to purchase our common stock with 50 percent of the Short-Term Annual Incentive Bonus.


                             COMPENSATION COMMITTEE

Thomas J. Zeller, Chairperson      Adil M. Ameer              Bruce B. Brundage
David C. Ebertz                    John R. Howard             Kay S. Jorgensen
David S. Maney

         The following table is furnished for the fiscal year ended December 31, 1999, with respect to our Chief Executive Officer and the four other most highly compensated executive officers for 1999.

-------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
-------------------------------------- ------ -------------------- ------------
                                              Annual Compensation  Long-Term
                                                                   Compensation
-------------------------------------- ------ -------------------  ------------
-------------------------------------- ------ --------- ---------  ------------
Name and Principal Position             Year   Salary   Bonus(1)    Securities
                                                                    Underlying
                                                                     Options
                                                                    Granted(2)
-------------------------------------- ------ --------- --------- -------------
-------------------------------------- ------ --------- --------- -------------
Daniel P. Landguth                      1999  $262,600 $127,350      23,500
  Chairman and Chief Executive Officer  1998   237,550   47,683      18,000
                                        1997   222,675   26,399      18,000
-------------------------------------- ------ --------- --------- -------------
-------------------------------------- ------ --------- --------- -------------
Everett E. Hoyt                         1999  $169,100  $53,100       8,000
  President and Chief Operating         1998   158,100   18,135       7,500
  Officer of Black Hills Power and      1997   147,600   15,930       7,500
  Light Company
-------------------------------------- ------ --------- -------- --------------
-------------------------------------- ------ --------- -------- --------------
Gary R. Fish                            1999  $142,300  $61,250      10,500
  President and Chief Operating         1998   123,350   18,154      10,500
  Officer of Independent Energy         1997   105,012   12,349      10,500
-------------------------------------- ------ --------- -------- --------------
-------------------------------------- ------ --------- -------- --------------
Thomas M. Ohlmacher                     1999  $126,500  $35,700       8,000
  Vice President - Power Supply         1998   112,350   12,825       7,500
                                        1997   101,452   11,997       7,500
-------------------------------------- ------ --------- -------- --------------
-------------------------------------- ------ --------- -------- --------------
James M. Mattern                        1999  $116,200  $37,800       8,000
  Senior Vice President - Corporate     1998   104,350   11,970       7,500
  Administration and Assistant to the   1997    93,001   10,987       7,500
  Chief Executive Officer
-------------------------------------- ------ --------- -------- --------------

         (1)Bonus amounts include amounts earned under the Short-Term Annual Incentive Plan in 1999 and 1998, and the Results Compensation Program and the Executive Gainshare Program in 1997, cash bonus programs for our employees based on the attainment of predetermined profitability measures.

         (2)Reflects the 3-for-2 stock split on March 10, 1998.

--------------------------------------------------------------------------------
            BLACK HILLS CORPORATION STOCK OPTION GRANTS IN 1999(1)
--------------------------------------------------------------------------------
-------------------- ------------ --------------- ---------- ---------- --------
         Name          Number of    Percent of     Exercise  Expiration  Grant
                      Securities   Total Options    Price       Date     Date
                      Underlying    Granted to                          Present
                        Options      Employees                          Value(2)
                        Granted
-------------------- ------------ --------------- ---------- ---------- --------
-------------------- ------------ --------------- ---------- ---------- --------
Daniel P. Landguth       23,500        16.8%       $24.0625   07/20/09  $103,635
-------------------- ------------ --------------- ---------- ---------- --------
-------------------- ------------ --------------- ---------- ---------- --------
Everett E. Hoyt           8,000         5.7%       $24.0625   07/20/09  $ 35,280
-------------------- ------------ --------------- ---------- ---------- --------
-------------------- ------------ --------------- ---------- ---------- --------
Gary R. Fish             10,500         7.5%       $24.0625   07/20/09  $ 46,305
-------------------- ------------ --------------- ---------- ---------- --------
-------------------- ------------ --------------- ---------- ---------- --------
Thomas M. Ohlmacher       8,000         5.7%       $24.0625   07/20/09  $ 35,280
-------------------- ------------ --------------- ---------- ---------- --------
-------------------- ------------ --------------- ---------- ---------- --------
James M. Mattern          8,000         5.7%       $24.0625   07/20/09  $ 35,280
-------------------- ------------ --------------- ---------- ---------- --------

         (1)Options vest annually in installments of 33 percent per year beginning on the first anniversary of the date of grant. All options become fully vested if a change in control occurs.

         (2)The Black-Scholes option-pricing model was used in determining the present value of the options granted. The assumptions utilized in the Black-Scholes model are as follows: 19.87 percent for expected volatility; 6.68 percent for risk free rate of return; 4.2 percent for dividend yield; and 10 years for the time of exercise.

================================================================================
          STOCK OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES(1)
==================== --------------------------------- =========================
                                                          Value of Unexercised
                      Number of Securities Underlying   In-the-Money Options at
                       Unexercised Option at 12/31/99    12/31/99 Exercisable/
      Name              Exercisable/Unexercisable(2)        Unexercisablea(3)
==================== --------------------------------- =========================
Daniel P. Landguth            45,600/35,500                 $155,240/$18,000
==================== --------------------------------- =========================
Everett E. Hoyt               19,000/13,000                   $64,687/$7,500
==================== --------------------------------- =========================
Gary R. Fish                  23,000/17,500                  $70,687/$10,500
==================== --------------------------------- =========================
Thomas M. Ohlmacher           19,000/13,000                   $64,687/$7,500
==================== ================================= =========================
James M. Mattern              19,000/13,000                   $64,687/$7,500
==================== ================================= =========================

(1)No options were exercised by the above named individuals in 1999.

(2)The number of options have been adjusted to reflect the 3-for-2 stock split on March 10, 1998.

(3)Value of unexercisable options is the market value of the shares at year-end minus the exercise price.

Retirement Plans

         We have a defined benefit retirement plan, a pension plan, for our employees. The plan provides benefits at retirement based on length of employment service and average monthly pay in the five consecutive calendar years of highest earnings out of the last ten years. Our employees do not contribute to the plan. The amount of annual contribution by us to the plan is based on an actuarial determination. Accrued benefits become 100 percent vested after an employee completes five years of service.

         We amended the plan, effective January 1, 2000, whereby future benefits under the plan were decreased and in return we offer a 401(k) match. Our employees who were age 50 on December 31, 1999 could make a one-time election to remain under the old plan without the 401(k) match or participate under the revised plan with a 401(k) match.

         We also have a Pension Equalization Plan, a nonqualified supplemental plan, in which benefits are not tax deductible until paid, designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the defined benefit retirement plan, will approximate retirement benefits being paid by other employers to its employees with like executive positions. The employee's pension from the qualified pension plan is limited under current law to $135,000 annually and the compensation taken into account in determining contributions and benefits cannot exceed $170,000. The amount of deferred compensation paid under nonqualified plans such as the Pension Equalization Plan is not subject to the limits. A participant under the Pension Equalization Plan does not qualify for benefits until the benefits become vested under a vesting schedule -- 20 percent after three years of employment under the plan increasing up to 100 percent vesting after eight years of employment under the plan. No credit for past service is granted under the Pension Equalization Plan. The annual benefit is 25 percent of the employee's average earnings, if salary was less than two times the Social Security Wage Base, or 30 percent, if salary was more than two times the Social Security Wage Base, times the vesting percentage. Average earnings are normally an employee's average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual Pension Equalization Plan benefit is paid on a monthly basis for 15 years to each participating employee and, if deceased, to the employee's designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more.

         In the event that at the time of a participant's retirement the participant's salary level exceeds the qualified pension plan annual compensation limitation of $170,000, then the participant shall receive an additional benefit which is measured by the difference between the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual compensation limitation and the monthly benefit to be provided to the participant under the defined benefit retirement plan.

         Participants in the Pension Equalization Plan are designated by our Board of Directors upon recommendation of the Chief Executive Officer. Selection is based on key employees as determined by management and consideration of performance rather than being based solely on salary. The minimum salary component applied in the selection process is the maximum annual Social Security taxable wage base that is presently at $76,200.

Retirement Benefits

         The following table illustrates estimated annual benefits payable under the defined benefit retirement plan and the Pension Equalization Plan to our employees who retire at the normal retirement date.

                              Years of Service
=========== ========= ========= ========= ========= ========
Annual Pay      15       20        25        30        35
              Years    Years     Years     Years     Years
=========== ========= ========= ========= ========= ========
 $110,000   $ 51,916  $ 60,055  $ 68,194  $ 76,333  $ 84,472
  125,000     59,266    68,605    77,944    87,283    96,622
  150,000     79,016    90,355   101,694   113,033   124,372
  175,000     92,516   105,855   119,194   132,533   145,872
  200,000    106,016   121,355   136,694   152,033   167,372
  225,000    119,516   136,855   154,194   171,533   188,872
  250,000    133,016   152,355   171,694   191,033   210,372

         The years of credited service under the defined benefit retirement plan for the executive officers shown in the preceding summary compensation table are as follows: Daniel P. Landguth, 30 years; Everett E. Hoyt, 25 years; Gary R. Fish, 13 years; James M. Mattern, 12 years; Thomas M. Ohlmacher, 24 years. Mr. Hoyt's benefits will be reduced for service from prior employment.

         The benefits in the foregoing table were calculated as a straight life annuity. Amounts shown are exclusive of Social Security benefits and include benefits from both the defined benefit retirement plan and from the Pension Equalization Plan assuming a 100 percent vested interest in the Pension Equalization Plan.

Employees' Stock Purchase Plan

         Our employees and those of our subsidiaries are eligible to participate in the Employees' Stock Purchase Plan, as approved by the shareholders at the 1987 Annual Meeting under which offerings of our common stock, at the discretion of the Board of Directors, are made to employees at a price equal to 90 percent of the closing sale price on the New York Stock Exchange on the date of the offering. Employees may purchase up to 400 shares per offering. An offering was extended to employees in 1999 at a price of $21.66 per share. Shares are held in nominee name until subscriptions are paid for in full.

Retirement Savings Plan

         We have a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, which permits our employees and those of our subsidiaries, including officers, to elect to invest up to 20 percent of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code.

         Effective January 1, 2000, we provide a matching contribution of 100 percent of the employee's tax deferred contribution, subject to a maximum of three percent of the employee's compensation.

         Distribution from the fund will be made to employees at termination of employment, retirement, death, or in case of hardship. No amounts were paid or distributed pursuant to the Retirement Savings Plan to the individuals named herein nor to the officers as a group.

Severance Agreements

         We have entered into change of control severance agreements with each of our executive officers and certain key employees. The change of control severance agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason.

         A change in control is defined in the agreements as:

          * an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, or any of our subsidiaries; or

          * members of our incumbent Board of Directors at the time the agreements were executed cease to constitute at least two-thirds of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or

          *       approval by our shareholders of:

                    *       a merger, consolidation, or reorganization;
                    *       liquidation or dissolution;
                    * or agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sale of subsidiaries; and

          * all regulatory approvals required to effect a change in control have been obtained.

         In the change of control severance agreements, a good reason for termination which would trigger payment of benefits is defined to include:

          * a change in the executive's status, title, position or responsibilities;
          * a reduction in the executive's annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled within seven days of the date due;
          * any material breach by us of any provisions of the change of control severance agreement;
          * requiring the executive to be based outside a 50-mile radius from Rapid City, South Dakota; or * our failure to obtain an agreement from any successor company to assume and agree to perform the change of control severance agreement.

The agreement with the Chief Executive Officer also contains an optional window period, a 30-day period of time beginning on the one-year anniversary after the change in control, during which time the Chief Executive Officer may terminate for any reason and receive the payments and benefits.

         Upon a change in control, the executive will have an employment contract for a three-year period, but not beyond age 65. During this employment term, the executive shall receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and shall also receive employment welfare benefits, pension benefits, and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control.

         If the executive's employment is terminated during the three-year employment term involuntarily, for a good reason, or by the Chief Executive Officer for any reason during a window period, then the executive is entitled to the following benefits:

     o severance pay equal to 2.99 times executive's five-year average taxable compensation, provided that the foregoing payment is subject to proportionate reduction based upon when termination takes place during the three-year employment term and based upon a ratio of the executive's employment term to 36 months; and
     o continuation of employee welfare benefits for the remainder of the employment term, with an offset for similar benefits received, along with additional credited service under the Pension Equalization Plan and defined benefit retirement plan equal to the remainder of the employment term.

         The change of control severance agreements contain a "cap" provision which reduces any amounts payable to an amount which would prevent any payments from being nondeductible under the Internal Revenue Code. The change of control severance agreements provide for reimbursement of legal fees and expenses of the executive incurred after the change in control by the executive in seeking to obtain or enforce any benefits provided by the change of control severance agreement. The executive is not required to mitigate the amount of any payment or benefit by seeking other employment or otherwise, and the payments or benefits are not reduced whether or not the executive obtains other employment and/or benefits, except for employee welfare benefits.

Stock Performance Graph

         The graph below compares the cumulative shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Edison Electric Institute Electric Index over the same period, assuming the investment of $100 on December 31, 1994, and the reinvestment of all dividends.

                                 (INSERT GRAPH)


                               1995       1996       1997      1998       1999
Black Hills Corporation        $123       $147       $194      $227       $200
S&P 500                        $138       $169       $226      $290       $351
EEI Electric                   $131       $133       $169      $192       $157

                  ITEM III: APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, conducted the audit of the Company and its subsidiaries for 1999. Representatives of Arthur Andersen LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Audit services performed by Arthur Andersen LLP during 1999 included audits of our financial statements and those of our subsidiaries and analysis of interim financial information.

     Our Board of Directors, on recommendation of the Audit Committee and subject to ratification by our shareholders, has appointed Arthur Andersen LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for the year 2000 and to render their opinion thereon.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
              OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS
                INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2000



                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals intended to be presented at our 2001 annual meeting of shareholders must be received by our Secretary in writing at our home offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to January 8, 2001. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.



                     ITEM IV: TRANSACTION OF OTHER BUSINESS

     Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

     Please complete and sign the accompanying form of proxy whether or not you expect to be present at the meeting and promptly return it in the enclosed postage paid envelope.


                                 By Order of the Board of Directors,

                                 ROXANN R. BASHAM
                                 Vice President - Finance
                                   and Corporate Secretary/ Treasurer


Dated:  May 8, 2000




                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The information required by Item 13, Financial and Other Information, of Regulation 14-A is provided in our annual report to our shareholders and Form 10-K for the year ended December 31, 1999, which is incorporated by reference into this proxy statement.

     Our 1999 Annual Report to Shareholders was previously mailed to our shareholders.





================================================================================
                    PLEASE COMPLETE, SIGN AND RETURN PROMPTLY
                    THE ENCLOSED PROXY SO THAT YOUR STOCK MAY
                 BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.
================================================================================

                                                                EXHIBIT A



                                PLAN OF EXCHANGE

                                     BETWEEN

                             BLACK HILLS CORPORATION
                          (a South Dakota corporation)

                                       AND

                         BLACK HILLS HOLDING CORPORATION
                          (a South Dakota corporation)




                                    RECITALS


         A. Black Hills Corporation ("Black Hills") is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota; Black Hills is authorized to issue 50,000,000 shares of common stock, $1 par value ("Black Hills Common Stock"), of which 21,390,949 shares are currently issued and outstanding; 270,000 shares of cumulative preferred stock, $100 par value, of which no shares were issued and outstanding; and 400,000 shares of series cumulative preferred stock, no par value, of which no shares are currently issued and outstanding.

         B. Black Hills Holding Corporation (the "Holding Company"), a wholly owned subsidiary of Black Hills, is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota; Holding Company is authorized to issue 100,000,000 shares of common stock, $1 par value ("Holding Company Common Stock"), of which 100 shares are issued and outstanding, and 25,000,000 shares of series preferred stock, no par value, of which no shares are issued and outstanding.

         C. The Board of Directors of Black Hills has adopted resolutions approving this Plan of Exchange (the "Plan") in accordance with the South Dakota Business Corporation Act (the "BCA") and directing that it be submitted to the shareholders of Black Hills for adoption.


                                    ARTICLE I

                                     General

         1.01. Parties to Exchange. Black Hills and the Holding Company shall effect the exchange of all outstanding shares of Black Hills Common Stock for shares of Holding Company Common Stock in accordance with and subject to the terms of this Plan (the "Exchange"). The Exchange shall be subject to the receipt of the following conditions precedent and such other conditions as the Board of Directors of Black Hills shall determine: (1) the receipt of all necessary governmental approvals and such governmental approvals shall not contain, in the sole judgment of the Board of Directors of Black Hills, any unacceptable conditions; (2) receipt of shareholder approval as required by the BCA; (3) the listing, on official notice of issuance, of the Holding Company Common Stock on the New York Stock Exchange; (4) the receipt of an opinion of counsel covering certain United States federal income tax matters; and (5) the effectiveness of a registration statement under the Securities Act of 1933 covering the Holding Company Common Stock to be issued or reserved for issuance in connection with the Exchange.

         1.02. Effectiveness. Articles of Exchange, and such other documents and instruments as are required by, and complying in all respects with, the BCA shall be delivered to the appropriate state officials for filing. The Exchange shall become effective upon the date specified in the Articles of Exchange as filed with the Secretary of State of South Dakota (the "Effective Time").

         1.03. Termination. Notwithstanding shareholder approval of this Plan, this Plan may be terminated at any time prior to the Effective Time by either Black Hills or Holding Company by written notice duly authorized by its board of directors delivered to the other corporation.

         1.04. Amendment. This Plan may be amended by the written agreement of Black Hills and the Holding Company at any time prior to submission of the Plan to the shareholders of Black Hills for approval and, at any time thereafter prior to the Effective Time except to (i) change the amount or kind of shares to be received by the shareholders of Black Hills or (ii) adversely affect the rights of the shareholders of Black Hills.


                                   ARTICLE II

                                  Capital Stock

         2.01. Exchange. At the Effective Time, each share of Black Hills Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of any holder thereof, be converted and exchanged into one share of Holding Company Common Stock and the Holding Company shall thereupon have acquired and be the holder of each share of Black Hills Common Stock converted and exchanged in the Exchange. All shares of the Holding Company Common Stock so issued shall be validly issued, fully paid and nonassessable.

At the Effective Time, each share of Black Hills Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of any holder thereof, be converted and exchanged into one share of Holding Company Preferred Stock and the Holding Company shall thereupon have acquired and be the holder of each share of Black Hills Preferred Stock converted and exchanged in the Exchange. All shares of the Holding Company Preferred Stock so issued shall be validly issued, fully paid and nonassessable.

         2.02. Treasury Stock. At the Effective Time, each share of Black Hills Common Stock held in the treasury of Black Hills shall be canceled and shall be restored to the status of authorized but unissued shares. Black Hills common stock held by Wyodak Resources Development Corp., a subsidiary of Black Hills Corporation, will be exchanged for shares of Black Hills Holding Corporation.

         2.03. Certificates. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Black Hills Common Stock may, but shall not be required to, surrender the same to the Holding Company for reissuance of a new certificate or certificates in holder's name or for transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of the Holding Company. Without any further action on the part of Black Hills or the Holding Company, each outstanding certificate which, immediately before the Effective Time, represented Black Hills Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holding Company Common Stock as though a surrender or transfer and exchange had taken place. The holders of Black Hills Common Stock at the Effective Time shall have no right at or after the Effective Time to have their shares of Black Hills Common Stock transferred on the stock transfer books of Black Hills (such stock transfer books being deemed closed for this purpose at the Effective Time) and at and after the Effective Time such stock transfer books shall be deemed to be the stock transfer books of the Holding Company.

         2.04. Cancellation of Holding Company Common Stock Held by Black Hills. Immediately prior to the Effective Time, each share of Holding Company Common Stock issued and outstanding immediately before the Effective Time shall be canceled and thereupon shall constitute an authorized but unissued share, and all rights in respect thereof shall cease. Black Hills, as the sole holder of Holding Company Common Stock, consents to such cancellation.

         2.05. Assumption of Black Hills' Benefit Plans. The Holding Company hereby agrees to assume, and Black Hills acknowledges such assumption at and as of the Effective Time, the following stock benefit plans of Black Hills:
Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan, 1996 and 1999 Stock Option Plans, Short-Term Annual Incentive Compensation Plan, Retirement Savings 401(k) Plan, Outside Directors Stock Based Compensation Plan and Non-Qualified Deferred Compensation Plan (collectively, the "Benefit Plans"). In connection with the foregoing, the parties agree that the Benefit Plans shall be amended to provide that the Holding Company Common Stock will be issued in lieu of Black Hills Common Stock under the terms of the Benefit Plans. The Holding Company shall reserve, for purposes of the Benefit Plans, that number of shares of Holding Company Common Stock equivalent to the number of shares of Black Hills Common Stock reserved for such purposes immediately prior to the Effective Time.

         2.06. Election of Directors. Prior to or as of the Effective Time, the Holding Company shall cause each director of Black Hills who is not then also a director of the Holding Company to be elected a director of the Holding Company so that as of the Effective Time, the Holding Company shall have the same directors as Black Hills.

         2.07. Name Change. At and as of the Effective Time, the name of Black Hills shall be changed to "Black Hills Power and Light Company," and the name of Holding Company shall be changed to "Black Hills Corporation."

         2.08.    Governing Law.    This Plan of Exchange shall be governed by
and construed in accordance with the laws of the State of South Dakota.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan of Exchange as of April 28, 2000.

                             BLACK HILLS CORPORATION

                             By: /s/ Daniel P. Landguth
                             Name:  Daniel P. Landguth
                             Title: Chairman of the Board and Chief
                                     Executive Officer

                             BLACK HILLS HOLDING CORPORATION


                             By:  /s/ Daniel P. Landguth
                             Name: Daniel P. Landguth
                             Title:  Chairman of the Board, President and
                                      Chief Executive Officer

                                                                      EXHIBIT B


                               DISSENTER'S RIGHTS
                  OF THE SOUTH DAKOTA BUSINESS CORPORATION ACT
                          SECTIONS 47-6-23 TO 47-6-23.3
                                       and
                           SECTIONS 47-6-40 TO 47-6-50

   47-6-23. Dissent by shareholder - Right to receive payment for shares. Any shareholder of a domestic corporation shall have the right to dissent from, and to obtain payment for his shares in the event of, any of the following corporate actions:
         (1) Any plan of merger or consolidation to which the corporation is a party;
         (2) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;
         (3) Any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;
         (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

                  (a) Alters or abolishes a preferential right to such shares;
                  (b) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;
                  (c) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities;
                  (d) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or
         (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

   47-6-23.1 Dissent as to less than all shares held - Beneficial owner. A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person, and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
   A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

   47-6-23.2. Rights of shareholders not entitled to vote on merger. The right to obtain payment under Section 47-6-23 does not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

   47-6-23.3. Shareholder entitled to payment may not attack validity of action. A shareholder of a corporation who has a right under Section 47-6-23 to obtain payment for his shares may not, at law or in equity, attack the validity of the corporate action that gives rise to his right to obtain payment, have the action set aside or rescinded, unless the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

   47-6-40.  Definitions.  Terms used in this chapter mean:
         (1) "Corporation," the issuer of the shares held by the dissenter before the corporate action, or the successor by merger or consolidation of that issuer;
         (2) "Dissenter," a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under this chapter, and who has performed every act required up to the time involved for the assertion of such rights;
         (3) "Fair value" of shares, their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action unless such exclusion would be inequitable;
         (4) "Interest," interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

   47-6-41. Notice to shareholders of right to dissent and obtain payment. If a proposed corporate action which would give rise to dissenters' rights under this chapter is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this chapter, and shall be accompanied by a copy of Sections 47-6-23 to 47-6-23.3, inclusive, and Sections 47-6-40 to 47-6-50, inclusive.

   47-6-42. Notice of intent to dissent - Refraining from voting - Effect of Failure. If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall file with the corporation, prior to the vote, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed action is effectuated, and shall refrain from voting his shares in approval of such action. A shareholder who fails in either respect acquires no right to payment of his shares under this section or Sections 47-6-23 to 47-6-23.3, inclusive.

   47-6-43. Notice of procedure for demanding payment and depositing certificates. If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall (1) state where and when a demand for payment shall be sent and certificates of certificated shares shall be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received, (3) supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares, and (4) be accompanied by a copy of Sections 47-6-23 to 47-6-23.3, inclusive, and Sections 47-6-40 to 47-6-50, inclusive. The time set for the demand and deposit shall be not less than thirty days from the mailing of the notice.

   47-6-44. Failure to demand payment or deposit certificates - Waiver Restrictions on transfers. A shareholder who fails to demand payment, or fails, in the case of certificated shares, to deposit certificates, as required by a notice pursuant to Section 47-6-43 has no right under this chapter to receive payment for his shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of Sections 47-6-45 and 47-6-46. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

   47-6-45. Return of certificates or release of restrictions on failure to effectuate action - New notice. Within sixty days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to this chapter, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restriction imposed by reason of the demand for payment.
   If uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of Section 47-6-43 with like effect.

   47-6-46. Remittance of payment to dissenting shareholders - Information to accompany remittance. Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and, if their shares are certificated, have deposited their certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:
         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;
         (2)      A  statement  of the  corporation's  estimate  of fair value
                  of the shares;   and
         (3) A notice of the dissenter's right to demand supplemental payment, accompanied by a copy of Sections 47-6-23 to
                  47-6-23.3,   inclusive,   and  Sections  47-6-40  to  47-6-50,
                  inclusive.

   47-6-47. Demand for deficiency - Failure to demand as waiver. If the corporation fails to remit as required by Section 47-6-46 or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.
   If the dissenter does not file such an estimate within thirty days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

   47-6-48. Petition for judicial determination of value of shares - Parties Procedure - Effect of failure to file. Within sixty days after receiving a demand for payment pursuant to Section 47-6-47, if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.
   An appropriate court shall be a court of competent jurisdiction in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state the petition shall be filed in the county where the registered office of the domestic corporation was last located.
   All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter; if a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.
   The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.
   All dissenters who are made parties shall be entitled, after a hearing without a jury, to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted with interest.
   If the corporation fails to file a petition as provided in this section, each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him with interest, and may sue therefor in an appropriate court.

   47-6-49. Assessment of costs and expenses of action. The costs and expenses of any proceeding under Section 47-6-48, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court considers equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.
   Fees and expenses of counsel and of experts for the respective parties may be assessed as the court considers equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by Sections 47-6-23 to 47-6-23.3, inclusive, and Sections 47-6-40 to 47-6-50, inclusive.
   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation it may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

   47-6-50. Value of shares not beneficially owned by dissenter on date of first announcement. Notwithstanding Sections 47-6-40 to 47-6-49, inclusive, the corporation may elect to withhold the remittance required by Section 47-6-46 from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used, explaining the basis thereof, and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.
   If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.
   If the dissenter makes a demand as provided herein the provisions of Sections 47-6-48 and 47-6-49 shall apply to further proceedings on the dissenter's demand.

                             BLACK HILLS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, June 20, 2000

                              9:30 a.m., Local Time

                                 Journey Museum
                               222 New York Street
                              Rapid City, SD 57701





Black Hills Corporation
PO Box 1400, Rapid City, SD  57709                                      PROXY
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 20, 2000.

The Shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1,2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Daniel P. Landguth, Roxann Basham, and John K. Nooney, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

HOW TO VOTE YOUR PROXY

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Black Hills Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.


--------------------------------------------------------------------------------

The Board of Directors  Recommends a Vote FOR Items 1, 2 and 3.

1. Approve the formation of a holding       For         Against         Abstain
   company and Plan of Exchange

2. Election of Class II Directors:          Vote FOR          Vote WITHHELD
     01 Daniel P. Landguth                  all nominees      from all nominees
     02 John R. Howard
     03  David C. Ebertz

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right. To cumulate votes so indicate.)

3. Ratify the appointment of Arthur         For         Against         Abstain
   Andersen LLP to serve as Black Hills
   Corporation's independentauditors
   in 2000.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

         Address change?  Mark Box
         Indicate changes below:                _______________________________
                                                            Date



                                                 Signature(s) Box
                                                 Please sign exactly as your
                                                 name(s) appear on Proxy. If
                                                 held in joint tenancy, all
                                                 persons must sign.
                                                 Trustees, administrators,
                                                 etc., should include title and
                                                 authority. Corporations
                                                 should provide full name or
                                                 corporation and title of
                                                 authorized officer
                                                 signing the proxy.

--------------------------- -------------------- ------------------------------
         Proxy #                  Account #             Issue or Issuer #

--------------------------- -------------------- ------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Codified Laws permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article V of the Bylaws of the Company and separate indemnification contracts entered into between the Company and each of its directors and officers authorize indemnification of the Company's directors and officers consistent with the provisions of South Dakota laws.

The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

ITEM 21. Exhibits and Financial Statement Schedules

(a) Exhibits

  --------------------- --------------------------------------------------------
      Exhibit Number                     Description of Document
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           2            Plan of Exchange between Black Hills Corporation and
                        Black Hills Holding Corporation (included as Exhibit A
                        to the Proxy Statement and Prospectus in Part I of
                        this Registration Statement)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          3.1           Restated Articles of Incorporation
                        of Black Hills  Corporation  filed
                        May  24,  1984   (incorporated  by
                        reference to Exhibit 3(I) to Black
                        Hills Corporation's Form 8-K filed
                        June 7, 1994, File No. 1-7978)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          3.2           Bylaws of Black Hills  Corporation
                        dated April 20, 1999 (incorporated
                        by  reference  to Exhibit  4(b) to
                        Black Hills Corporation's Form S-8
                        filed July 13, 1999, File
                        No. 1-7978)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          3.3           Articles of Incorporation of Black Hills Holding
                        Corporation
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          3.4           Bylaws of Black Hills Holding Corporation
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          4.1           Reference to Article Fourth (7) of the Restated
                        Articles of Incorporation of Black Hills Corporation
                        (Exhibit 3.1 hereto).
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          4.2           Restated and Amended Indenture of Mortgage and Deed of
                        Trust of Black Hills Corporation dated as of September
                        1, 1999
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          4.3           Indenture  of Trust  dated June 1,
                        1992,  City of Gillette,  Campbell
                        County, Wyoming;  Lawrence County,
                        South Dakota;  Pennington  County,
                        South   Dakota;   Weston   County,
                        Wyoming;   and  Campbell   County,
                        Wyoming;     to    Norwest    Bank
                        Minnesota,  National  Association,
                        as Trustee (Exhibits 10(n), 10(q),
                        10(s),  10(u),  and  10(w) to Form
                        10-K for 1992).
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          4.4           Statement of Designations, Preferences and Relative
                        Rights and Limitations of No Par Preferred Stock,
                        Series 2000-A of Black Hills Corporation
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           5            Opinion of Morrill Thomas Nooney & Braun LLP regarding
                        legality
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           8            Opinion of Morgan, Lewis & Bockius LLP regarding
                        federal income tax matters
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           13           Black Hills  Corporation's  Annual
                        Report on Form 10-K for the fiscal
                        year ended December 31, 1999
                        (incorporated by reference, filed March 13, 2000, File
                        No. 1-7978)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           21           List of Subsidiaries of Black Hills Corporation
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          23.1          Consent of Arthur Andersen LLP
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          23.2          Consent of Morrill Thomas Nooney &
                        Braun LLP (included in its opinion
                        filed as Exhibit 5)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          23.3          Consent of Morgan, Lewis & Bockius
                        LLP (included in its opinion filed
                        as Exhibit 8)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
          24.1          Powers of Attorney (included as part of the signature
                        page hereto)
  --------------------- --------------------------------------------------------
  --------------------- --------------------------------------------------------
           27           Financial Data Schedule
  --------------------- --------------------------------------------------------

(b) The financial statement schedules are incorporated by reference from Black Hills Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

ITEM 22. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (7) That every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rapid City, state of South Dakota on May 22, 2000.

                             BLACK HILLS CORPORATION

                             By:      /s/ Daniel P. Landguth
                             Name:    Daniel P. Landguth
                             Title:   Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

         EACH PERSON IN SO SIGNING ALSO MAKES,  CONSTITUTES  AND APPOINTS DANIEL
P. LANDGUTH AND ROXANN R. BASHAM, AND EACH OF THEM ACTING ALONE, AS HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND INCLUDING ANY REGISTRATION STATEMENT FOR THE SAME OFFERING THAT IS TO BE EFFECTIVE PURSUANT TO RULE 462(B) UNDER THE SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS OR HER SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

---------------------------------- ------------------------------ --------------
            Signature                       Title                     Date
---------------------------------- ------------------------------ --------------


---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
      /s/ Daniel P. Landguth          Director and Principal        May 22, 2000
        Daniel P. Landguth              Executive Officer
           Chairman and
      Chief Executive Officer
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
        /s/ Mark T. Thies           Principal Financial Officer     May 22, 2000
          Mark T. Thies
      Senior Vice President
   and Chief Financial Officer
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
      /s/ Roxann R. Basham          Principal Accounting Officer    May 22, 2000
         Roxann R. Basham
    Vice President - Finance,
Corporate Secretary and Treasurer
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
        /s/ Adil M. Ameer                     Director              May 22, 2000
           Adil M. Ameer
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
       /s/ Bruce B. Brundage                  Director              May 22, 2000
         Bruce B. Brundage
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
       /s/ David C. Ebertz                    Director              May 22, 2000
         David C. Ebertz
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
       /s/ John R. Howard                     Director              May 22, 2000
         John R. Howard
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
      /s/ Everett E. Hoyt               Director and Officer        May 22, 2000
        Everett E. Hoyt
  President and Chief Operating
   Officer, Black Hills Power
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
      /s/ Kay S. Jorgensen                    Director              May 22, 2000
        Kay S. Jorgensen
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
       /s/ David S. Maney                     Director              May 22, 2000
         David S. Maney
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------
      /s/ Thomas J. Zeller                    Director              May 22, 2000
         Thomas J. Zeller
---------------------------------- ------------------------------ --------------
---------------------------------- ------------------------------ --------------

 EXHIBIT INDEX

 --------------------- --------------------------------------------------------
    Exhibit Number                     Description of Document
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          2            Plan of Exchange between Black Hills Corporation and
                       Black Hills Holding Corporation (included as Exhibit A
                       to the Proxy Statement and Prospectus in Part I of
                       this Registration Statement)
---------------------- --------------------------------------------------------
---------------------- --------------------------------------------------------
         3.1           Restated Articles of Incorporation
                       of Black Hills  Corporation  filed
                       May  24,  1984   (incorporated  by
                       reference to Exhibit 3(I) to Black
                       Hills Corporation's Form 8-K filed
                       June 7, 1994, File No. 1-7978)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         3.2           Bylaws of Black Hills  Corporation
                       dated April 20, 1999 (incorporated
                       by  reference  to Exhibit  4(b) to
                       Black Hills Corporation's Form S-8
                       filed July 13, 1999, File
                       No. 1-7978)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         3.3           Articles of Incorporation of Black Hills Holding
                        Corporation
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         3.4           Bylaws of Black Hills Holding Corporation
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         4.1           Reference to Article Fourth (7) of the Restated
                       Articles of Incorporation of Black Hills Corporation
                       (Exhibit 3.1 hereto).
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         4.2           Restated and Amended Indenture of Mortgage and Deed of
                       Trust of Black Hills Corporation dated as of September
                       1, 1999
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         4.3           Indenture  of Trust  dated June 1,
                       1992,  City of Gillette,  Campbell
                       County, Wyoming;  Lawrence County,
                       South Dakota;  Pennington  County,
                       South   Dakota;   Weston   County,
                       Wyoming;   and  Campbell   County,
                       Wyoming;     to    Norwest    Bank
                       Minnesota,  National  Association,
                       as Trustee (Exhibits 10(n), 10(q),
                       10(s),  10(u),  and  10(w) to Form
                       10-K for 1992.
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         4.4           Statement of Designations, Preferences and Relative
                       Rights and Limitations of No Par Preferred Stock,
                       Series 2000-A of Black Hills Corporation
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          5            Opinion of Morrill Thomas Nooney & Braun LLP regarding
                       legality
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          8            Opinion of Morgan, Lewis & Bockius LLP regarding
                       federal income tax matters
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          13           Black Hills  Corporation's  Annual
                       Report on Form 10-K for the fiscal
                       year ended December 31, 1999
                       (incorporated by reference, filed March 13, 2000, File
                       No. 1-7978)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          21           List of Subsidiaries of Black Hills Corporation
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         23.1          Consent of Arthur Andersen LLP
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         23.2          Consent of Morrill Thomas Nooney &
                       Braun LLP (included in its opinion
                       filed as Exhibit 5)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         23.3          Consent of Morgan, Lewis & Bockius
                       LLP (included in its opinion filed
                       as Exhibit 8)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
         24.1          Powers of Attorney (included as part of the signature
                       page hereto)
 --------------------- --------------------------------------------------------
 --------------------- --------------------------------------------------------
          27           Financial Data Schedule
 --------------------- --------------------------------------------------------